Contact: Alan Caminiti 914-701-8400

FOR IMMEDIATE RELEASE:

Court Approves Amended Disclosure Statement
Of Atlas Air Worldwide Holdings, Inc.

Purchase, NY — June 9, 2004 — The U.S. Bankruptcy Court for the Southern District of Florida has approved the second amended Disclosure Statement that was filed recently with the Court by Atlas Air Worldwide Holdings, Inc. (“AAWH”) (Pink Sheets: AAWHQ) and certain of its subsidiaries.

The amended Disclosure Statement, along with a second amended Joint Plan of Reorganization, will be sent out to creditors next week for their review and approval. If approved by the various creditor groups, the second amended plan is expected by AAWH to be confirmed by the Bankruptcy Court during the week of July 12, paving the way for the Company to emerge from Chapter 11 no later than July 29, 2004.

About AAWH

AAWH is the parent company of Atlas Air, Inc and Polar Air Cargo, Inc, which together operate the world’s largest fleet of Boeing 747 freighter aircraft. Atlas Air, Inc. is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar Air Cargo, Inc. is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves substantially all major trade lanes of the world. Through both of its principal subsidiaries, AAWH also provides commercial and military charter services.

Certain of the information contained in this Press Release should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWH and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of the debtor-in-possession facility; the companies’ ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by them from time to time; the ability of the companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the companies to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the potential adverse impact of the Chapter 11 cases on the companies’ liquidity or results of operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products; pending and future litigation; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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